Exhibit 99.1

First Connecticut Bancorp, Inc. reports second quarter 2015 earnings of $0.23 earnings per share

FARMINGTON, Conn., July 22, 2015 – First Connecticut Bancorp, Inc. (the "Company") (NASDAQ: FBNK), the holding company for Farmington Bank (the "Bank"), reported net income of $3.5 million, or $0.23 diluted earnings per share for the quarter ended June 30, 2015 compared to net income of $2.2 million, or $0.14 diluted earnings per share for the quarter ended June 30, 2014.

Net income on a core earnings basis was $2.8 million, or $0.19 diluted core earnings per share for the quarter ended June 30, 2015.  Core earnings exclude non-recurring items.  The significant non-recurring items during the quarter ended June 30, 2015 were a $1.3 million gain on sale of investments related to the sale of a trust preferred security and $258,000 in stock compensation costs related to two directors retiring during the quarter.

"Our positive results reflect the impact of our significant organic growth strategy and ongoing focus on enhancing tangible book value and earnings per share. Over the past several quarters our double digit loan growth has produced a diversified portfolio with flexibility to make future structural changes and one that remains asset sensitive in a changing interest rate environment" stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

Financial Highlights

•	Net interest income increased $724,000 to $17.1 million in the second quarter of 2015 compared to the linked quarter and increased $1.5 million or 10% compared to the second quarter of 2014.

•	Strong organic loan growth continued during the quarter as total loans increased $81.6 million to $2.3 billion at June 30, 2015 and increased $338.8 million or 17% from a year ago.

•	Overall deposits remained flat at $1.9 billion in the second quarter of 2015 compared to the linked quarter and increased $247.3 million or 15% from a year ago.

•	Checking accounts grew by 3.3% or 1,517 net new accounts in the second quarter of 2015 and by 12.1% or 5,169 net new accounts from a year ago.

•	Noninterest expense to average assets was 2.43% in the second quarter of 2015 compared to 2.38% in the linked quarter and 2.60% in the second quarter of 2014.

•	Tangible book value per share is $15.01 compared to $14.82 on a linked quarter basis and $14.39 at June 30, 2014.

•
Asset quality improved as loan delinquencies 30 days and greater decreased to 0.58% of total loans at June 30, 2015 compared to 0.64% at March 31, 2015 and 0.78% at June 30, 2014.  Non-accrual loans represented 0.57% of total loans compared to 0.64% of total loans on a linked quarter basis and 0.75% of total loans at June 30, 2014.

•	The allowance for loan losses represented 0.86% of total loans at June 30, 2015 compared to 0.87% at March 31, 2015 and 0.92% at June 30, 2014.

•	The Company paid a cash dividend of $0.05 per share on June 11, 2015. This marks the fifteenth consecutive quarter the Company has paid a dividend since it became a public company on June 29, 2011.

Second quarter 2015 compared with first quarter 2015

Net interest income

•
Net interest income increased $724,000 to $17.1 million in the second quarter of 2015 compared to the linked quarter due primarily to a $73.6 million increase in the average net loan balance and a $92,000 decrease in interest expense.

•	Net interest margin increased 3 basis points to 2.86% in the second quarter of 2015 compared to 2.83% in the linked quarter due to a decrease in the cost of interest-bearing liabilities.

•
The cost of interest-bearing liabilities decreased 4 basis points to 64 basis points in the second quarter of 2015 compared to 68 basis points in the linked quarter primarily due to expiring money market promotions.

Provision for loan losses

•	Provision for loan losses was $663,000 for the second quarter of 2015 compared to $615,000 for the linked quarter.

•	Net charge-offs in the quarter were $314,000 or 0.06% to average loans (annualized) compared to $343,000 or 0.06% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.86% of total loans at June 30, 2015 compared to 0.87% at March 31, 2015.

Noninterest income

•
Total noninterest income increased $1.4 million to $4.1 million in the second quarter of 2015 compared to the linked quarter primarily due to a $977,000 increase in gain on sale of investments and a $352,000 increase in other noninterest income.

•	Gain on sale of investments was $1.3 million in the second quarter of 2015 due to the sale of a trust preferred security.

•
Other income increased $352,000 to $528,000 in the second quarter of 2015 compared to the linked quarter primarily due to a $485,000 increase in swap fees offset by a decrease in mortgage banking derivatives income.

Noninterest expense

•
Noninterest expense increased $660,000 in the second quarter of 2015 to $15.6 million compared to the linked quarter primarily due to a $245,000 increase in salaries and employee benefits and other operating expenses.

•
Other operating expenses increased $354,000 primarily due to $258,000 in non-recurring stock compensation costs related to two directors retiring during the quarter and a $149,000 loss on a credit sharing arrangement on a sold loan.

Income tax expense

•
Income tax expense was $1.4 million in the second quarter of 2015 compared to $976,000 in the linked quarter.  The increase in income tax expense in the second quarter was primarily due to a $1.4 million increase in income before taxes.

Second quarter 2015 compared with second quarter 2014

Net interest income

•
Net interest income increased $1.5 million to $17.1 million in the second quarter of 2015 compared to the prior year quarter primarily due to a $333.5 million increase in the average net loan balance offset by a $775,000 increase in interest expense.

•
Net interest margin decreased to 2.86% in the second quarter of 2015 compared to 3.02% in the second quarter of 2014 primarily due to a 14 basis point decrease in the yield on loans and a 7 basis point increase in the cost of interest-bearing liabilities.

•
The cost of interest-bearing liabilities increased to 64 basis points in the second quarter of 2015 compared to 57 basis points in the prior year quarter primarily due to certificate of deposit promotions and entering the brokered deposit market.

Provision for loan losses

•	Provision for loan losses was $663,000 for the second quarter of 2015 compared to $410,000 for the prior year quarter.

•	Net charge-offs in the quarter were $314,000 or 0.06% to average loans (annualized) compared to $129,000 or 0.03% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.86% of total loans at June 30, 2015 compared to 0.92% at June 30, 2014.

Noninterest income

•
Total noninterest income increased $2.0 million to $4.1 million in the second quarter of 2015 compared to the prior year quarter due to an $183,000 increase in fees for customer services, a $1.3 million gain on sale of investments and a $485,000 increase in swap fees.

Noninterest expense

•
Noninterest expense increased $1.3 million in the second quarter of 2015 to $15.6 million compared to the prior year quarter primarily due to an increase in salaries and employee benefits and other operating expenses.

•	Salaries and employee benefits increased $397,000 primarily due to costs associated with our expansion into western Massachusetts and growth driven staff increases in our compliance areas.

•
Other operating expenses increased $806,000 primarily due to $258,000 in non-recurring stock compensation costs related to two directors retiring during the quarter, $149,000 loss on a credit sharing arrangement on a sold loan and a general increase in other costs to support the Bank's operations.

Income tax expense

•
Income tax expense was $1.4 million in the second quarter of 2015 compared to $776,000 in the prior year quarter.  The increase in income tax expense in the second quarter was primarily due to a $1.9 million increase in income before taxes.

June 30, 2015 compared to June 30, 2014

Financial Condition

•	Total assets increased $358.5 million or 16% at June 30, 2015 to $2.6 billion compared to $2.3 billion at June 30, 2014, largely reflecting an increase in loans.

•	Our investment portfolio totaled $178.2 million at June 30, 2015 compared to $173.5 million at June 30, 2014, an increase of $4.7 million.

•	Net loans increased $337.9 million at June 30, 2015 to $2.3 billion compared to $1.9 billion at June 30, 2014 due to our continued focus on commercial and residential lending.

•
Deposits increased $247.3 million at June 30, 2015 to $1.9 billion compared to $1.6 billion at June 30, 2014 primarily due to increases in municipal deposits, demand deposits and time deposits accounts as we continue to develop and grow relationships in the geographical areas we serve.  We entered the brokered deposit market during the quarter with balances totaling $52.2 million at June 30, 2015.

•
Federal Home Loan Bank of Boston advances increased $109.7 million to $400.7 million at June 30, 2015 compared to $291.0 million at June 30, 2014.  Advances were used to support loan and securities growth.

Asset Quality

•	At June 30, 2015, the allowance for loan losses represented 0.86% of total loans and 150.94% of non-accrual loans, compared to 0.92% of total loans and 122.25% of non-accrual loans at June 30, 2014.

•	Loan delinquencies 30 days and greater decreased to 0.58% of total loans at June 30, 2015 compared to 0.78% of total loans at June 30, 2014.

•	Non-accrual loans represented 0.57% of total loans at June 30, 2015 compared to 0.75% of total loans at June 30, 2014.

•	Net charge-offs in the quarter were $314,000 or 0.06% to average loans (annualized) compared to $129,000 or 0.03% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 13.11% at June 30, 2015.

•	Tangible book value per share was $15.01 compared to $14.82 on a linked quarter basis and $14.39 at June 30, 2014.

•
During the second quarter of 2015, the Company repurchased 115,117 shares of common stock at an average price per share of $14.81 at a total cost of $1.7 million.  Repurchased shares are held as treasury stock and will be available for general corporate purposes.  The Company has 780,334 shares remaining to repurchase at June 30, 2015 from prior regulatory approval.

•
At June 30, 2015, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 22 branch locations throughout central Connecticut, offering commercial and residential lending as well as wealth management services in Connecticut and western Massachusetts. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, July 23, 2015 at 11:00am Eastern Time to discuss second quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in tabular form in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2015	2015	2014	2014	2014
Selected Financial Condition Data:

Total assets	$2,626,217	$2,549,074	$2,485,360	$2,395,674	$2,267,709
Cash and cash equivalents	42,992	44,847	42,863	43,914	50,778
Securities held-to-maturity, at amortized cost	34,366	21,006	16,224	12,439	12,715
Securities available-for-sale, at fair value	143,799	173,829	188,041	194,706	160,784
Federal Home Loan Bank of Boston stock, at cost	21,496	19,785	19,785	17,724	17,724
Loans, net	2,268,385	2,186,937	2,119,917	2,031,780	1,930,502
Deposits	1,878,040	1,887,954	1,733,041	1,727,994	1,630,779
Federal Home Loan Bank of Boston advances	400,700	308,700	401,700	304,700	291,000
Total stockholders' equity	239,082	237,709	234,563	233,646	231,269
Allowance for loan losses	19,581	19,232	18,960	18,556	17,912
Non-accrual loans	12,973	14,086	15,468	15,475	14,652
Impaired loans	39,975	42,130	43,452	39,579	41,892
Loan delinquencies 30 days and greater	13,244	14,193	16,079	15,922	15,257

Selected Operating Data:

Interest income	$20,164	$19,532	$19,412	$18,528	$17,854
Interest expense	3,065	3,157	3,017	2,543	2,290
Net interest income	17,099	16,375	16,395	15,985	15,564
Provision for loan losses	663	615	632	1,041	410
Net interest income after provision for loan losses	16,436	15,760	15,763	14,944	15,154
Noninterest income	4,074	2,664	2,498	2,778	2,066
Noninterest expense	15,597	14,937	14,615	14,219	14,254
Income before income taxes	4,913	3,487	3,646	3,503	2,966
Income tax expense	1,441	976	499	997	776

Net income	$3,472	$2,511	3,147	$2,506	$2,190

Performance Ratios (annualized):

Return on average assets	0.54%	0.40%	0.52%	0.43%	0.40%
Return on average equity	5.77%	4.24%	5.31%	4.27%	3.77%
Interest rate spread (1)	2.72%	2.68%	2.68%	2.78%	2.89%
Net interest rate margin (2)	2.86%	2.83%	2.83%	2.91%	3.02%
Non-interest expense to average assets	2.43%	2.38%	2.39%	2.46%	2.60%
Efficiency ratio (3)	77.13%	78.35%	77.70%	75.78%	80.85%
Average interest-earning assets to average
interest-bearing liabilities	126.98%	125.86%	127.89%	128.17%	129.13%
Loans to deposits	121.83%	116.86%	123.42%	118.65%	119.48%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.86%	0.87%	0.89%	0.91%	0.92%
Allowance for loan losses as a percent of
non-accrual loans	150.94%	136.53%	122.58%	119.91%	122.25%
Net charge-offs to average loans (annualized)	0.06%	0.06%	0.04%	0.08%	0.03%
Non-accrual loans as a percent of total loans	0.57%	0.64%	0.72%	0.76%	0.75%
Non-accrual loans as a percent of total assets	0.49%	0.55%	0.62%	0.65%	0.65%
Loan delinquencies 30 days and greater as a
percent of total loans	0.58%	0.64%	0.75%	0.78%	0.78%

Per Share Related Data:

Basic earnings per share	$0.23	$0.17	$0.21	$0.17	$0.15
Diluted earnings per share	$0.23	$0.17	$0.21	$0.17	$0.14
Dividends declared per share	$0.05	$0.05	$0.05	$0.05	$0.04
Tangible book value (4)	$15.01	$14.82	$14.64	$14.56	$14.39
Common stock shares outstanding	15,922,888	16,035,005	16,026,319	16,043,031	16,072,637
Weighted-average basic shares outstanding	14,694,472	14,722,112	14,695,490	14,613,115	14,601,416
Weighted-average diluted shares outstanding	14,839,454	14,850,597	14,836,032	14,710,880	14,707,472

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2) Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

At or for the Three Months Ended
June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Capital Ratios:

Equity to total assets at end of period	9.10%	9.33%	9.44%	9.75%	10.20%
Average equity to average assets	9.36%	9.45%	9.71%	10.13%	10.59%
Total Capital (to Risk Weighted Assets)	13.11%	*	13.44%	13.73%	14.12%	14.56%
Tier I Capital (to Risk Weighted Assets)	12.12%	*	12.44%	12.70%	13.07%	13.51%
Common Equity Tier I Capital	12.12%	*	12.44%	n/	a	n/	a	n/	a
Tier I Leverage Capital (to Average Assets)	9.57%	*	9.72%	9.86%	10.25%	10.70%
Total equity to total average assets	9.29%	9.48%	9.61%	10.09%	10.54%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$888,376	$850,819	$827,005	$789,166	$749,124
Commercial	817,955	769,712	765,066	717,399	686,299
Construction	42,858	53,913	57,371	80,242	69,047
Installment	3,103	3,114	3,356	3,524	3,850
Commercial	359,537	352,085	309,708	289,708	277,483
Collateral	1,551	1,676	1,733	1,826	1,480
Home equity line of credit	169,507	169,969	169,768	163,608	156,625
Revolving credit	77	80	99	97	75
Resort	837	880	929	1,019	1,068
Total loans	2,283,801	2,202,248	2,135,035	2,046,589	1,945,051
Less:
Allowance for loan losses	(19,581)	(19,232)	(18,960)	(18,556)	(17,912)
Net deferred loan costs	4,165	3,921	3,842	3,747	3,363
Loans, net	$2,268,385	$2,186,937	$2,119,917	$2,031,780	$1,930,502

Deposits:

Noninterest-bearing demand deposits	$377,092	$337,211	$330,524	$323,499	$315,916
Interest-bearing
NOW accounts	425,789	499,130	355,412	454,650	377,570
Money market	430,558	462,532	470,991	417,498	401,694
Savings accounts	220,154	214,083	210,892	200,501	202,970
Time deposits	424,447	374,998	365,222	331,846	332,629
Total interest-bearing deposits	1,500,948	1,550,743	1,402,517	1,404,495	1,314,863
Total deposits	$1,878,040	$1,887,954	$1,733,041	$1,727,994	$1,630,779

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	June 30,	March 31,	June 30,
	2015	2015	2014
(Dollars in thousands)
Assets
Cash and due from banks	$35,595	$33,175	$46,303
Interest bearing deposits with other institutions	7,397	11,672	4,475
Total cash and cash equivalents	42,992	44,847	50,778
Securities held-to-maturity, at amortized cost	34,366	21,006	12,715
Securities available-for-sale, at fair value	143,799	173,829	160,784
Loans held for sale	7,550	2,187	4,576
Loans (1)	2,287,966	2,206,169	1,948,414
Allowance for loan losses	(19,581)	(19,232)	(17,912)
Loans, net	2,268,385	2,186,937	1,930,502
Premises and equipment, net	17,964	18,289	20,072
Federal Home Loan Bank of Boston stock, at cost	21,496	19,785	17,724
Accrued income receivable	6,425	6,047	5,133
Bank-owned life insurance	50,283	39,960	39,120
Deferred income taxes	16,450	16,759	14,756
Prepaid expenses and other assets	16,507	19,428	11,549
Total assets	$2,626,217	$2,549,074	$2,267,709

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,500,948	$1,550,743	$1,314,863
Noninterest-bearing	377,092	337,211	315,916
	1,878,040	1,887,954	1,630,779
Federal Home Loan Bank of Boston advances	400,700	308,700	291,000
Repurchase agreement borrowings	10,500	10,500	21,000
Repurchase liabilities	56,041	59,198	55,326
Accrued expenses and other liabilities	41,854	45,013	38,335
Total liabilities	2,387,135	2,311,365	2,036,440

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	180,764	179,683	177,431
Unallocated common stock held by ESOP	(12,160)	(12,422)	(13,218)
Treasury stock, at cost	(30,389)	(28,725)	(28,577)
Retained earnings	108,014	105,339	99,386
Accumulated other comprehensive loss	(7,328)	(6,347)	(3,934)
Total stockholders' equity	239,082	237,709	231,269
Total liabilities and stockholders' equity	$2,626,217	$2,549,074	$2,267,709

(1) Loans include net deferred fees and unamortized premiums of $4.2 million, $3.9 million and $3.4 million at June 30, 2015,
March 31, 2015 and June 30, 2014, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(Dollars in thousands, except per share data)	2015	2015	2014	2015	2014
Interest income
Interest and fees on loans
Mortgage	$15,331	$15,058	$13,875	$30,389	$27,303
Other	4,264	3,995	3,573	8,259	6,781
Interest and dividends on investments
United States Government and agency obligations	385	323	218	708	407
Other bonds	35	18	81	53	139
Corporate stocks	145	131	105	276	198
Other interest income	4	7	2	11	6
Total interest income	20,164	19,532	17,854	39,696	34,834
Interest expense
Deposits	2,140	2,209	1,711	4,349	3,405
Interest on borrowed funds	804	751	368	1,555	687
Interest on repo borrowings	92	163	179	255	356
Interest on repurchase liabilities	29	34	32	63	72
Total interest expense	3,065	3,157	2,290	6,222	4,520
Net interest income	17,099	16,375	15,564	33,474	30,314
Provision for loan losses	663	615	410	1,278	915
Net interest income
after provision for loan losses	16,436	15,760	15,154	32,196	29,399
Noninterest income
Fees for customer services	1,500	1,373	1,317	2,873	2,508
Gain on sale of investments	1,250	273	-	1,523	-
Net gain on loans sold	412	520	317	932	439
Brokerage and insurance fee income	60	49	49	109	93
Bank owned life insurance income	324	273	281	597	563
Other	528	176	102	704	225
Total noninterest income	4,074	2,664	2,066	6,738	3,828
Noninterest expense
Salaries and employee benefits	9,035	8,790	8,638	17,825	16,926
Occupancy expense	1,272	1,367	1,209	2,639	2,558
Furniture and equipment expense	1,077	1,036	1,106	2,113	2,124
FDIC assessment	402	412	321	814	649
Marketing	534	409	509	943	887
Other operating expenses	3,277	2,923	2,471	6,200	5,070
Total noninterest expense	15,597	14,937	14,254	30,534	28,214
Income before income taxes	4,913	3,487	2,966	8,400	5,013
Income tax expense	1,441	976	776	2,417	1,331
Net income	$3,472	$2,511	$2,190	$5,983	$3,682

Earnings per share:
Basic	$0.23	$0.17	$0.15	$0.40	$0.24
Diluted	0.23	0.17	0.14	0.40	0.24
Weighted average shares outstanding:
Basic	14,694,472	14,722,112	14,601,416	14,708,215	14,710,453
Diluted	14,839,454	14,850,597	14,707,472	14,844,994	14,813,566

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	June 30, 2015			March 31, 2015				June 30, 2014
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)		Yield/ Cost	Average Balance	Interest and Dividends (1)		Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$2,241,447	$19,949	3.57%	$2,167,879	$19,391		3.63%	$1,907,900	$17,633		3.71%
Securities	178,780	478	1.07%	196,087	394		0.81%	167,199	355		0.85%
Federal Home Loan Bank of Boston stock	20,310	86	1.70%	19,785	79		1.62%	14,744	49		1.33%
Federal funds and other earning assets	10,032	5	0.20%	12,394	6		0.20%	3,567	2		0.22%
Total interest-earning assets	2,450,569	20,518	3.36%	2,396,145	19,870		3.36%	2,093,410	18,039		3.46%
Noninterest-earning assets	121,820			112,534				100,339
Total assets	$2,572,389			$2,508,679				$2,193,749

Interest-bearing liabilities:
NOW accounts	$454,532	$310	0.27%	$449,897	$321		0.29%	$332,597	$185		0.22%
Money market	435,749	798	0.73%	480,687	970		0.82%	414,774	754		0.73%
Savings accounts	217,651	57	0.11%	208,626	57		0.11%	204,218	42		0.08%
Certificates of deposit	392,941	975	1.00%	367,501	861		0.95%	335,391	730		0.87%
Total interest-bearing deposits	1,500,873	2,140	0.57%	1,506,711	2,209		0.59%	1,286,980	1,711		0.53%
Federal Home Loan Bank of Boston Advances	366,460	804	0.88%	304,411	751		1.00%	259,980	368		0.57%
Repurchase agreement borrowings	10,500	92	3.51%	19,133	163		3.46%	21,000	179		3.42%
Repurchase liabilities	52,043	29	0.22%	58,507	34		0.24%	53,159	32		0.24%
Total interest-bearing liabilities	1,929,876	3,065	0.64%	1,888,762	3,157		0.68%	1,621,119	2,290		0.57%
Noninterest-bearing deposits	348,857			330,865				303,473
Other noninterest-bearing liabilities	52,831			52,092				36,890
Total liabilities	2,331,564			2,271,719				1,961,482
Stockholders' equity	240,825			236,960				232,267
Total liabilities and stockholders' equity	$2,572,389			$2,508,679				$2,193,749

Tax-equivalent net interest income		$17,453			$16,713				$15,749
Less: tax-equivalent adjustment		(354)			(338)				(185)
Net interest income		$17,099			$16,375				$15,564

Net interest rate spread (2)			2.72%				2.68%				2.89%
Net interest-earning assets (3)	$520,693			$507,383				$472,291
Net interest margin (4)			2.86%				2.83%				3.02%
Average interest-earning assets to average interest-bearing liabilities						%				%
		126.98%			126.86				129.13

(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balance, Yields and Rates (Unaudited)

	For The Six Months Ended June 30,
	2015			2014
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$2,204,867	$39,322	3.60%	$1,873,082	$34,439	3.71%
Securities	187,385	872	0.94%	163,980	657	0.81%
Federal Home Loan Bank of Boston stock	20,049	165	1.66%	13,944	87	1.26%
Federal funds and other earning assets	11,206	11	0.20%	3,580	6	0.34%
Total interest-earning assets	2,423,507	40,370	3.36%	2,054,586	35,189	3.45%
Noninterest-earning assets	117,203			104,727
Total assets	$2,540,710			$2,159,313

Interest-bearing liabilities:
NOW accounts	$452,227	$631	0.28%	$342,458	$382	0.22%
Money market	458,094	1,768	0.78%	411,983	1,438	0.70%
Savings accounts	213,163	114	0.11%	198,710	97	0.10%
Certificates of deposit	380,291	1,836	0.97%	335,836	1,488	0.89%
Total interest-bearing deposits	1,503,775	4,349	0.58%	1,288,987	3,405	0.53%
Federal Home Loan Bank of Boston Advances	335,607	1,555	0.93%	220,968	687	0.63%
Repurchase agreement borrowings	14,793	255	3.48%	21,000	356	3.42%
Repurchase liabilities	55,257	63	0.23%	57,151	72	0.25%
Total interest-bearing liabilities	1,909,432	6,222	0.66%	1,588,106	4,520	0.57%
Noninterest-bearing deposits	339,911			301,557
Other noninterest-bearing liabilities	52,464			36,758
Total liabilities	2,301,807			1,926,421
Stockholders' equity	238,903			232,892
Total liabilities and stockholders' equity	$2,540,710			$2,159,313

Tax-equivalent net interest income		$34,148			$30,669
Less: tax-equivalent adjustment		(674)			(355)
Net interest income		$33,474			$30,314

Net interest rate spread (2)			2.70%			2.88%
Net interest-earning assets (3)	$514,075			$466,480
Net interest margin (4)			2.84%			3.01%

Average interest-earning assets to average interest-bearing liabilities		126.92%			129.37%

(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2015	2015	2014	2014	2014
Net Income	$3,472	$2,511	$3,147	$2,506	$2,190
Adjustments:
Plus: Accelerated vesting of stock compensation	258	140	-	-	-
Plus: Employee severance	-	93	-	-	-
Less: Prepayment penalty fees	(35)	-	-	-	(185)
Less: Non-recurring payment related to a loan participation	-	-	(250)	-	-
Less: Net gain on sales of investments	(1,250)	(273)	-	-	-
Total core adjustments before taxes	(1,027)	(40)	(250)	-	(185)
Tax benefit on core adjustments	359	14	88	-	63
Tax rate adjustment (1)	-	-	(441)	-	-
Total core adjustments after taxes	(668)	(26)	(603)	-	(122)
Total core net income	$2,804	$2,485	$2,544	$2,506	$2,068

Total net interest income	$17,099	$16,375	$16,395	$15,985	$15,564
Less: Prepayment penalty fees	(35)	-	-	-	(185)
Less: Non-recurring payment related to a loan participation	-	-	(250)	-	-
Total core net interest income	$17,064	$16,375	$16,145	$15,985	$15,379

Total noninterest income	$4,074	$2,664	$2,498	$2,778	$2,066
Less: Net gain on sales of investments	(1,250)	(273)	-	-	-
Total core noninterest income	$2,824	$2,391	$2,498	$2,778	$2,066

Total noninterest expense	$15,597	$14,937	$14,615	$14,219	$14,254
Less: Accelerated vesting of stock compensation	(258)	(140)	-	-	-
Less: Employee severances	-	(93)	-	-	-
Total core noninterest expense	$15,339	$14,704	$14,615	$14,219	$14,254

Core earnings per common share, diluted	$0.19	$0.16	$0.17	$0.17	$0.14

Core return on average assets (annualized)	0.44%	0.40%	0.42%	0.43%	0.38%
Core return on average equity (annualized)	4.66%	4.19%	4.29%	4.27%	3.56%
Efficiency ratio (2)	77.13%	78.35%	77.70%	75.78%	80.85%

Tangible book value (3)	$15.01	$14.82	$14.64	$14.56	$14.39

(1) Represents the tax benefit derived from adjusting the tax rate on the Company's deferred tax assets from 34% to 35%. The Company's taxable income placed it in the 35% corporate tax bracket.

(2) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.

(3) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.